UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of a presentation entitled “The Mosaic Company – Overview and Outlook” being made by The Mosaic Company (“Mosaic”) on February 14, 2006 at the Goldman Sachs Tenth Annual Agricultural Forum.

In the presentation, Mosaic updated its outlook for its fiscal year ending May 31, 2006. Mosaic indicated that it continues to expect a strong fourth fiscal quarter, which is seasonally its best quarter, and that it believes that the supply and demand fundamentals over the medium term remain attractive. Based on its current assessment, however, continuing weak sales volumes may result in third fiscal quarter results which are weaker than previously communicated, including the possibility of a modest loss in the quarter. Mosaic continues to carefully monitor and manage its liquidity position. Further information regarding the updated outlook is included in Exhibit 99.1, which is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith. The exhibit listed in the Exhibit Index hereto is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: February 14, 2006	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation entitled “The Mosaic Company – Overview and Outlook” being made by The Mosaic Company on February 14, 2006 at the Goldman Sachs Tenth Annual Agricultural Forum